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TG VENTURE ACQUISITION CORP.
1390 MARKET STREET, SUITE 200
SAN FRANCISCO, CA 94102

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on February 7, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting - Go to www.virtualshareholdermeeting.com/TGVC2024SM

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on February 7, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
1 A proposal to adopt and approve the Business Combination Agreement dated December 5, 2022, by and among TG Venture Acquisition Corp., a Delaware corporation, The Flexi Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands, Flexi Group Holdings Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands, The Flexi Merger Co. Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands, and Flexi Merger Co. LLC, a Delaware limited liability company, and to approve the transactions contemplated thereby;	☐	☐	☐
2 A proposal to adopt and approve an amendment to the charter of TG Venture Acquisition Corp. (TGVC) to eliminate the limitation that in connection with a business combination, TGVC may not redeem its Public Shares if, after such redemption, TGVC's net tangible assets, or of any entity that succeeds TGVC as a public company, will be less than $5,000,001, which amendment will be effective immediately prior to or upon consummation of a business combination, in order to allow TGVC to consummate a business combination irrespective of whether TGVC would be in compliance with the foregoing limitation; and	☐	☐	☐
3 Approval to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal or the Charter Limitation Amendment Proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000624254_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

TG VENTURE ACQUISITION CORP.
Special Meeting of Stockholders
February 8, 2024 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated January 4, 2024, in connection with the special meeting of TG Venture Acquisition Corp. (TGVC) to be held at 11:00AM EST on February 8, 2024 via virtual meeting, and hereby appoints Pui Lan Patrick Tsang and Philip Rettger, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with the power of substitution to each, to vote all common stock of TGVC registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" proposal 1, 2, and, if presented proposal 3.

0000624254_2 R1.0.0.6

Continued and to be signed on reverse side